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                                                                      EXHIBIT 23

                              ACCOUNTANTS' CONSENT

The Board of Directors
Hasbro, Inc.:

We consent to incorporation by reference in the Registration Statements Nos. 2-78018, 2-93483, 33-57344, 33-59583, 333-38159, 333-10404, 333-10412, and
333-34282 on Form S-8 and Nos. 33-41548, 333-44101, 333-82077, 333-46986 and
333-83250 on Form S-3 of Hasbro, Inc. of our report dated February 6, 2002 relating to the consolidated balance sheets of Hasbro, Inc. and subsidiaries as of December 30, 2001 and December 31, 2000 and the related statements of operations, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended December 30, 2001, and our report dated February 6, 2002 relating to the consolidated financial statement schedule, which reports are included in the December 30, 2001 Annual Report on Form 10-K of Hasbro, Inc.

                                        /s/ KPMG LLP
Providence, Rhode Island

March 27, 2002